UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2009
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 21, 2009, American International Group, Inc. (“AIG”) received a final determination (the “Final Determination”) from the Office of the Special Master for TARP Executive Compensation. The Final Determination affects the compensation of AIG’s most highly compensated employees, including David L. Herzog and Kristian P. Moor, two of AIG’s named executive officers. At AIG’s request, the Final Determination permits stock salary to be paid in either AIG common stock (or stock units reflecting the value of AIG common stock) or in stock units reflecting the value of a “basket” of certain AIG subsidiaries (as originally provided for in the Initial Determination Memorandum previously disclosed on a Form 8-K, filed October 23, 2009). On December 24, 2009, AIG determined to use stock units reflecting the value of AIG’s common stock for 2009 stock salary grants, which will be cash-settled on the transferability date required by the Initial Determination Memorandum. A copy of the Final Determination is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
     Forms of award agreement for the stock salary and long-term incentive awards contemplated by the Initial Determination Memorandum (as modified by the Final Determination) for AIG’s applicable named executive officers are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 Final Determination, dated December 21, 2009, from the Office of the Special Master for TARP Executive Compensation to AIG.
Exhibit 10.2 Form of Stock Salary Award Agreement applicable to AIG’s senior executive officers and next 20 most highly compensated employees for 2009.
Exhibit 10.3 Form of 2009 TARP RSU Award Agreement applicable to AIG’s senior executive officers and next 20 most highly compensated employees for 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: December 31, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary